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                                                              Exhibit  4.04 (e)

                                                      Loan No. 94-0903604
                                                      Taxpayer ID No. 38-1561374
                                                      Store No. 25


                                                      CERTIFIED TO BE A
                                                          TRUE COPY
                                                     BY MAXINE J. LIEVOIS

                                ESCROW AGREEMENT




         THIS AGREEMENT, made as of this 14th day of March, 1996, between Midland Loan Services, L.P., a Missouri limited partnership, in its capacities as lender and escrow agent ("MLS"), and Frank's Nursery & Crafts, Inc., a Michigan corporation ("Borrower").

WITNESSETH:

        WHEREAS, contemporaneously herewith, MLS is making a loan to Borrower in the amount of $682,878.00 (the "Loan"), which Loan is secured in part by a Mortgage, Security Agreement, and Assignment of Leases and Rents (the "Mortgage") encumbering certain property located in Grand Rapids, Michigan (the "Property"); and

        WHEREAS, as a condition to making the Loan, MLS has required that Borrower deposit with MLS (a) Three Thousand Seven Hundred Fifty and NO/100 Dollars ($3,750.00 (the "Repair Funds" and (b) a monthly payment as provided in paragraph 1 (the "Tenant Funds").

        NOW, THEREFORE, in consideration of the premises and the due performance of the commitments and agreements hereinafter set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1.   Escrow of Funds.  Borrower has deposited with MLS Three Thousand
Seven Hundred Fifty and NO/100 Dollars ($3,750.00) which represents the Repair Funds and Borrower agrees to deposit with MLS on the first day of May, 1996 and on the first day of each calendar month during the term of this Loan, an additional Seven Hundred Forty Two and NO/100 Dollars ($742.00) which amount is referred to as the Tenant Funds. All of the funds now or hereafter deposited with MLS pursuant to this Agreement shall be held in escrow by MLS (the "Escrow") according to the terms of this Agreement. MLS agrees to hold such funds in an interest bearing Eligible Account (as hereinafter defined) selected by MLS from time to time in the exercise of its sole discretion (the "Escrow Account"). The amount deposited hereunder is hereinafter referred to as the "Escrow Funds". Interest on the Escrow Funds shall be deemed part of the Escrow Funds. The

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Escrow Account shall be held in the name of MLS, all funds deposited therein shall be for the account of MLS, and Borrower shall have no right thereto or interest therein and shall have no authority to withdraw funds from the Escrow Account, such account to be within the sole and exclusive control of MLS. The funds on deposit in the Escrow Account shall be disbursed or applied only as specified in this Agreement. Without limitation of the foregoing provisions, Borrower hereby acknowledges and agrees that MLS has taken all actions necessary to obtain, and MLS now has, a valid and perfected first priority lien on, and security interest in, any funds now or hereafter held in the Escrow Account in which Borrower may have an interest. An Eligible Account shall mean either (i) an account maintained with a depository institution or trust company, the long term unsecured debt obligations of which are rated in one of the three highest rating categories by either Standard & Poor's Rating Group, Fitch Investors Service, L.P., Moody's Investors Service, Inc. or Duff and Phelps Credit Rating Co. at the time of any deposit therein or (ii) a segregated trust account maintained with a federally or state-chartered depository institution or trust company acting in its fiduciary capacity, subject to regulations regarding fiduciary funds on deposit similar to 12 C.F.R. Section 9.10(b).

2. Repairs. Borrower agrees, within six (6) months from the date hereof, to make the repairs to the Property which are specified under Section 8.1 titled "Immediate Repairs" of Section 8 titled "Cost Estimates" of the Property Condition Assessment of Frank's Nursery & Crafts Store # 25 (Grand Rapids, Michigan) dated September 9, 1995 prepared by Aaron & Wright Technical Services Incorporated (the "Repairs"). Subject to the provisions of this Agreement, at such time as Borrower has completed the Repairs, then MLS shall disburse the Repair Funds as provided in paragraph 4 hereof. Borrower's failure to complete the Repairs within the time period hereinabove provided shall constitute an "Event of Default" hereunder and under the Loan Documents (as hereinafter defined).

3. Tenant Leases. MLS shall have the right to continue to hold the Tenant Funds until the Loan has been paid in full at which time any amount remaining shall be returned to Borrower. Borrower shall have the right to be reimbursed from the Tenant Funds for the amounts paid by Borrower for tenant improvements and leasing commissions in connection with a new lease(s) of all or part of the Property, as provided in paragraph 5 hereof, when Borrower has delivered to MLS the following:

         (a) Evidence satisfactory to MLS that Borrower has vacated the portion of the Property being leased and is no longer conducting its business thereon; and

         (b) A new lease(s) for part or all of the space currently occupied by Borrower which is (i) for a term acceptable to MLS,
                 (ii) at an effective gross rent of no less than $8.00 per square foot for the space currently occupied by Borrower,
                 (iii) pursuant to a written lease(s) approved by MLS and (iv) in compliance with the Mortgage and the Other Security Documents; and

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         (c)     an estoppel certificate from each tenant, which shall be in a form acceptable to MLS.

4. Disbursement of Repair Funds to Borrower. MLS shall disburse the Repair Funds, in whole or in part, to Borrower as provided in paragraph 2 upon satisfaction of the following terms and conditions:

         (a) The Repair Funds shall not be disbursed until Borrower has provided to MLS an affidavit from Borrower certifying that the Borrower has completed the Repairs and that all costs in connection therewith have been paid. Simultaneously with submitting such affidavit Borrower shall also submit copies of lien waivers from the general contractor, any subcontractors and all materialmen and suppliers showing that they have been paid for all work and that no liens are claimed.

         (b) MLS shall have the right, but not the obligation, at Borrower's cost and expense, to inspect the Property to verify that the repairs for which reimbursement is being sought have been completed in a good and workmanlike manner and otherwise acceptable to MLS.

         (c) Borrower shall also furnish to MLS, at Borrower's cost, copies of building permits, any Certificate of Occupancy or other certificates issued by governmental authorities in connection with any work performed for which reimbursement is being sought under this Agreement and an endorsement to MLS's loan policy of title insurance obtained in connection with the Loan, insuring MLS against any mechanic's liens in connection with such improvements.

         (d) Borrower has delivered to MLS such other documents as MLS shall reasonably require to confirm the satisfaction of the conditions contained herein and the completion of the work required to be done under this Agreement.

         (e) Within fifteen (15) days of Borrower submitting all items required in this paragraph 4, MLS shall advise Borrower if any additional information is needed to satisfy the requirements hereof. When MLS has approved the items submitted, MLS shall disburse to Borrower from the Escrow Funds the Repair Funds.

5. Disbursement of Tenant Funds to Borrower. MLS shall disburse the Tenant Funds to Borrower as provided in paragraph 3 upon satisfaction of the conditions provided in said paragraph 3 and upon satisfaction of the following terms and conditions:
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         (a)     Borrower has provided to MLS an affidavit from Borrower
                 certifying that Borrower has satisfied the requirements of paragraph 3 above, which affidavit shall include a copy of the executed lease and shall summarize the rental payable under such lease.

         (b) MLS shall have the right, but not the obligation, at Borrower's cost and expense, to verify the execution of the lease(s) which is being used to satisfy the requirements of paragraph 3 above and that the tenant under the lease(s) has taken possession of the leased property and is paying rent.

         (c) Borrower has delivered to MLS evidence reasonably satisfactory to MLS that (i) Borrower has completed all tenant finish for any of such space which is required to be done by Borrower and has paid all costs in connection therewith, (ii) the tenant has any tenant finish required to be completed by tenant the cost of which is to be paid by Borrower and that Borrower has paid such cost, and (ii) all leasing commissions in connection with such lease have been paid.

         (d) Borrower has delivered to MLS such other documents as MLS shall reasonably require to confirm the satisfaction of the conditions contained in paragraph 3 and herein.

         (e) Within fifteen (15) days of Borrower submitting all items required in this paragraph 5 for a disbursement, MLS shall advise Borrower if such information satisfies the requirements hereof. When all the requirements of this paragraph 5 have been satisfied to MLS's reasonable satisfaction, MLS shall disburse from the Tenant Funds an amount equal to the total paid by Borrower for tenant finish and leasing commission in connection with such lease provided no such disbursement shall be made more often than once in any calendar month.

6. Alterations and Improvements. In addition to the right to receive the Tenant Funds contained in paragraph 3, Borrower shall have the right to use the Tenant Funds for alterations and improvements to the Property provided MLS has approved, in its sole discretion, the use of the Tenant Funds for such alterations and improvements, the cost thereof, the contractor and all other terms of the contract and completion of such work. Borrower shall have the right to receive a partial disbursement from the Tenant Funds for amounts owed under this paragraph 6 provided Borrower shall otherwise have satisfied all the conditions of paragraph 4 and of this paragraph 6. Notwithstanding anything contained herein to the contrary, Borrower shall only be entitled to one disbursement

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from the Tenant Funds in any calendar month whether such disbursement is pursuant to this paragraph, paragraph 3 hereof or both.

7. Restrictions on Disbursement. MLS shall have no duty or obligation to disburse the Escrow Funds except in accordance with this Agreement and only upon satisfaction of all obligations of Borrower in connection therewith.

8. Default by Borrower. Upon the occurrence and during the continuation of an Event of Default (as defined in the Mortgage), MLS shall have the right, but not the obligation, to disburse and apply the Escrow Funds to the satisfaction of any of Borrower's obligations hereunder or under the Promissory Note evidencing the Loan (the "Note") or any of the Other Security Documents (as defined in the Mortgage) (all such instruments, agreements and documents, as amended from time to time, shall be referred to herein as the "Loan Documents"). Any disbursement made by MLS shall continue to be part of the Loan and secured by the Loan Documents. No further direction or authorization from Borrower shall be necessary to warrant such direct disbursement by MLS and all such disbursements shall satisfy the obligation of MLS hereunder and shall be secured by the Loan Documents as fully as if made directly to Borrower.

9. Indemnity. Borrower represents and warrants to MLS that as of the date hereof, any work which has been performed on the Property has been paid or will be paid in the ordinary course and there are no liens or outstanding claims for which a lien could be recorded against the Property. Borrower hereby agrees to indemnify and hold MLS harmless of and from any and all loss, costs, damage and expense of every kind, including attorneys' fees, which MLS shall or may suffer or incur or become liable for due to any breach of this Agreement or any breach of the foregoing representation and warranty. Borrower agrees to indemnify and hold MLS harmless of and from any and all claims, liens or damages alleged against MLS of the Property arising due any capital improvements performed on the Property.

10. Disbursement of Disputed Escrow Funds. If any disagreement or dispute shall arise between the parties hereto and/or any other person resulting in adverse claims and demands being made of MLS for the Escrow Funds, then, at MLS's option (a) MLS shall not deliver the Escrow Funds to any person and shall refuse to comply with any claims or demands on it and shall continue to hold the Escrow Funds until (i) MLS, Borrower and any other person who may have asserted a claim to, or made a demand for, the Escrow Funds shall agree in writing to a delivery of the Escrow Funds, in which event MLS shall then deliver the Escrow Funds in accordance with such written agreement, or (ii) MLS receives a certified copy of a final and nonappealable judgment or order of a court of competent jurisdiction directing the delivery of the Escrow Funds, in which event MLS shall then deliver the Escrow Funds in accordance with such judgment or order, or (b) if MLS shall receive a written notice advising that litigation over entitlement to the Escrow Funds has been commenced, MLS may deposit the Escrow Funds with the Clerk of the

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Court in which such litigation is pending; or (c) MLS may take such affirmative steps as it may, in its sole discretion, elect, to substitute for itself an impartial party reasonably satisfactory to MLS and Borrower, to deposit the Escrow Funds with a court of competent jurisdiction, or to commence an action for interpleader, the costs thereof to be borne by Borrower.

11.      Limitation of Liability of MLS.

         (a) MLS shall not be or become liable to any person for any damages, losses or expenses that may be incurred as a result of MLS's error in judgment, the performance of its duties under this Agreement, upon the claimed failure to perform its duties hereunder or for any act done or step taken or omitted in good faith or for any mistake of fact or law; provided that MLS shall be liable for damages arising out of its willful misconduct or bad faith under this Agreement. MLS shall be automatically released from all obligation, responsibility and liability hereunder upon MLS's disbursement, delivery or deposit of the Escrow Funds in accordance with the provisions of this Agreement.

         (b) It is expressly understood that in its capacity as escrow agent hereunder, MLS acts as a stakeholder for the convenience and accommodation of Borrower and as a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument received by or deposited with MLS and reasonably believed by MLS to be genuine, or for the form of execution of such instruments, or for the identity, authority or right of any person executing or depositing the same, or for the terms and conditions of any instrument pursuant to which MLS may act.

         (c) The duties of MLS in its capacity as escrow agent hereunder are purely ministerial. MLS shall not have any duties or responsibilities in respect of the Escrow Funds except those set forth in this Agreement and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document reasonably believed by MLS to be genuine, and MLS may assume that any person purporting to give it any notice on behalf of Borrower in accordance with the provisions hereof has been duly authorized to do so.

         (d) MLS shall not be responsible in any manner for the validity or sufficiency of any cash, instruments, wire transfer or any other property delivered to it hereunder, or for the value or collectibility of any check or other instrument so delivered or for any representation made or obligations assumed by Borrower or any other party to the Loan Documents. Nothing herein


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                 contained shall be deemed to obligate MLS to deliver
                 any cash or any other funds or property referred to herein, unless the same shall have first been received by MLS pursuant to this Agreement.

         (e) In no event whatsoever shall MLS be liable for the loss of principal or interest resulting from an investment of Escrow Funds made pursuant to and in accordance with the terms hereof.

12. Assignment. Borrower hereby collaterally assigns to MLS, as additional security for the Note and the other Loan Documents, its rights under any contract entered into by Borrower for completion of any repairs or remediation on any of the Property for which reimbursement will be sought by Borrower under this Agreement. Any such contract shall provide that MLS shall have the right to require performance of such contract but shall have no liability for any amounts owed by Borrower and incurred prior to the date MLS exercises its rights herein provided to require performance.

13. Notices. Any notice or other communication required or permitted under or given in connection with this Agreement shall be in writing and shall be given in the manner provided for in the Mortgage and shall be deemed given in the manner therein provided.

14. Governing Law. The terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Michigan.

15. Binding Agreement. This Agreement shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto, including any assignee of the Note or any of the other Loan Documents; provided, however, the foregoing shall not be deemed or construed to
(i) permit the assignment by Borrower of any of Borrower's rights or obligations hereunder or (ii) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto except for assignees of the Note or any of the other Loan Documents.

16. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

17. Rule of Construction. The parties acknowledge that each party and its counsel have reviewed and have had input in the drafting of this Agreement, and the parties hereby agree that normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. For purposes of this Agreement the word "person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority and any other entity.


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18.      No Third Party Beneficiaries.  No person not a party to this Agreement shall have any third party beneficiary claim or other right hereunder or with respect thereto.

19. Amendment. This Agreement shall not be amended except by a writing signed by the party to be bound thereby.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective the day and year set forth above.


                                        BORROWER:

                                        FRANK'S NURSERY & CRAFTS, INC.,
                                        a Michigan corporation

                                        By:  Robert M. Lovejoy, Jr.
                                            --------------------------------
                                        Print Name: Robert M. Lovejoy, Jr.
                                        Title:  Vice President and Treasurer



                                        MLS:

                                        MIDLAND LOAN SERVICES, L.P., a Missouri
                                         limited partnership


                                             By:  Midland Data Systems, Inc.,
                                                   a Missouri corporation, its
                                                   sole General Partner


                                             By:  Clarence A. Krantz
                                                 ------------------------------
                                             Print Name: Clarence A. Krantz
                                             Title: Senior Vice President

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